                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                Matritech, Inc.
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)


              ------------------------------------------------
                (Name of Person(s) Filing Proxy Statement, if
                          other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

                                not applicable
        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

                                not applicable
        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                                not applicable
        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

                                not applicable
        ________________________________________________________________________

    (5) Total fee paid:

                                not applicable
        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

                                not applicable
        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

                                not applicable
        ________________________________________________________________________

    (3) Filing Party:

                                not applicable
        ________________________________________________________________________

    (4) Date Filed:

                                not applicable
        ________________________________________________________________________

                                MATRITECH, INC.
                               330 NEVADA STREET
                          NEWTON, MASSACHUSETTS 02160

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 13, 1997

TO THE STOCKHOLDERS:

          NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Matritech, Inc., a Delaware corporation (the "Company"), will be held on Friday, June 13, 1997, at 10:00 a.m. local time, at the offices of the Company, 330 Nevada Street, Newton, Massachusetts 02160, for the following purposes:

          I.   To elect a Board of Directors for the ensuing year.

          II. To approve an amendment to the Company's 1992 Stock Plan (the "1992 Plan") to (i) increase the number of shares of Common Stock authorized for issuance pursuant to the 1992 Plan from 1,000,000 shares to 1,500,000 shares and (ii) increase the limitation on the maximum aggregate number of shares that may be issued to any one person under the 1992 Plan from 300,000 to 500,000 shares.

          III. To ratify the selection of the firm of Arthur Andersen LLP as auditors for the fiscal year ending December 31, 1997.

          IV. To transact such other business as may properly come before the meeting and any adjournments thereof.

          Only stockholders of record at the close of business on April 18, 1997 are entitled to notice of and to vote at the meeting and any adjournment thereof.

                                 By Order of the Board of Directors



                                 Leslie R. Teso, Secretary
Newton, Massachusetts
April 28, 1997

          WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.

                                MATRITECH, INC.
                               330 NEVADA STREET
                          NEWTON, MASSACHUSETTS 02160
                        _______________________________

                                PROXY STATEMENT
                        _______________________________

             FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
                                 JUNE 13, 1997

          Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of Matritech, Inc. (the "Company" or "Matritech") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Friday, June 13, 1997 at 10:00 a.m. local time, at the offices of the Company, 330 Nevada Street, Newton, Massachusetts 02160.

          Only stockholders of record as of April 18, 1997 (the "Record Date") will be entitled to vote at the Annual Meeting and any adjournments thereof. As of April 2, 1997, there were 16,041,318 shares of Common Stock, par value $.01 per share, of the Company issued and outstanding. Each share of Common Stock outstanding as of the Record Date will be entitled to one vote and stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it by written notice to the Secretary of the Company at any time before it is exercised.

          The persons named as attorneys in the proxies are directors and/or officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted as stated below under "Voting Procedures." Any stockholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee's name in the space provided on the proxy.

          In addition to the election of directors, the stockholders will consider a proposal to approve an amendment to the Company's 1992 Stock Plan (the "1992 Plan") and a proposal to ratify the selection of auditors, as further described in this proxy statement. Where a choice has been specified on the proxy with respect to a matter, the shares represented by the proxy will be voted in accordance with the specifications and will be voted FOR if no specification is indicated.

          The Board of Directors of the Company knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

          An Annual Report, containing financial statements for the fiscal year ended December 31, 1996, is being mailed together with this proxy statement to all stockholders entitled to vote. This proxy statement and the form of proxy were first mailed to stockholders on or about April 28, 1997.

                                  PROPOSAL I
                             ELECTION OF DIRECTORS

          The directors of the Company are elected annually and hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual nominee or for all nominees will be voted (unless one or more nominees are unable to serve) FOR the election of the nominees named below. The Board of Directors knows of no reason why any such nominee should be unable or unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or for fixing the number of directors at a lesser number.

          Nominated for election to the Company's Board of Directors are:
Stephen D. Chubb; David L. Corbet; J. Robert Buchanan; Thomas R. Morse; David Rubinfien; T. Stephen Thompson and C. William Zadel. Each of the nominees currently serves as a director of the Company. A plurality of the votes cast by the stockholders present or represented by proxy and entitled to vote at the meeting is required for the election of directors. See "Voting Procedures."

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

          The Board of Directors met six times and acted by unanimous written consent once during the fiscal year ended December 31, 1996. The Audit Committee of the Board of Directors, of which Messrs. Thompson and Zadel are members, oversees the accounting and tax functions of the Company, including matters relating to the appointment and activities of the Company's independent auditors. The Audit Committee met once during the fiscal year ended December 31, 1996. The Compensation Committee of the Board of Directors, of which Messrs. Morse, Rubinfien and Thompson are members, reviews and makes recommendations concerning executive compensation, and administers the 1992 Plan and the Company's 1992 Employee Stock Purchase Plan. The Compensation Committee met five times and acted by unanimous written consent once during the year ended December 31, 1996. The Board of Directors does not currently have a standing nominating committee. Each of the directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and of all Committees on which he served.

                OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

          The following table sets forth the nominees to be elected at the Annual Meeting, and the executive officers of the Company, their ages as of April 25, 1997, and the positions currently held by each such person with the
Company:

NAME                                     AGE       POSITION
----                                     ----      --------
Stephen D. Chubb (1)....................  53       Chairman, Director and Chief Executive Officer
David L. Corbet (1).....................  43       Director, President and Chief Operating Officer
Leslie R. Teso (1)......................  38       Vice President, Finance, Treasurer and Secretary
Ying-Jye Wu, Ph.D. (1)..................  48       Vice President, Product Development
J. Robert Buchanan......................  69       Director
Thomas R. Morse (2).....................  45       Director
David Rubinfien (2).....................  75       Director
T. Stephen Thompson (2)(3)..............  49       Director
C. William Zadel (3)....................  53       Director
-------------------------

(1) Officers of the Company are elected annually by the Board of Directors and serve until the next Annual Meeting of the Board of Directors and until their respective successors are elected and qualified, or until their earlier resignation or removal.

(2)  Member of Compensation Committee

(3)  Member of Audit Committee

          Mr. Chubb, a founder of Matritech, has been Chairman since October 1993 and a director and Matritech's Chief Executive Officer since the Company's inception in 1987. Mr. Chubb was the Company's President until October 1993 and was also Treasurer of the Company until March 1992. From 1984 to 1986, Mr. Chubb served as President and Chief Executive Officer of T Cell Sciences, Inc., a publicly traded biotechnology company. Prior to 1984, Mr. Chubb was President and Chief Executive Officer of Cytogen Company, also a publicly traded biotechnology company. He currently serves as a director of Charles River Laboratories, a Division of Bausch and Lomb, a publicly traded medical products company, and as a director of several private companies.

          Mr. Corbet has been Matritech's President, Chief Operating Officer, and a director since October 1993, and joined the Company in April 1993 as
Executive Vice President.   Prior to joining Matritech and since 1991, Mr.
Corbet had served as President and Chief Operating Officer of T Cell Diagnostics, Inc., a subsidiary of T Cell Sciences, Inc. which is a publicly traded biotechnology company, and served in various other executive and managerial offices there since 1985.

          Ms. Teso has been Matritech's Vice President, Finance, Treasurer and Secretary since March 1992. From January 1989 to March 1992, Ms. Teso was the Company's Controller. From 1985 to 1989, Ms. Teso was Controller of Thackray USA Inc., a subsidiary of a U.K.-based medical device manufacturer of orthopedic implants and surgical instruments.

          Dr. Wu has been Matritech's Vice President, Product Development since February 1997. From March 1995 to February 1997 he was Matritech's Vice President, Research and Development and from December 1992 to March 1995 he was Matritech's Vice President, Research. From June 1990 to December 1992, Dr. Wu was Director of Cell Biology at CytoMed, Inc., a biotechnology company. From 1987 to 1990, Dr. Wu was a manager of research and development at Pharmacia ENI Diagnostics, Inc., a biotechnology company.

          Dr. Buchanan has served as a director of Matritech since June 1996. From 1994 to 1996, Dr. Buchanan was Chairman of Worldcare, Limited, a telemedicine company. From 1982 until his retirement in 1994, Dr. Buchanan served as General Director of Massachusetts General Hospital and from 1977 to 1982 served as President of the Michael Reese Medical Center and Associate Dean of the Pritzker School of Medicine at the University of Chicago. Dr. Buchanan currently serves as a director of Hybridon, Inc., a publicly traded biotechnology company; i-STAT Corporation, a publicly traded medical equipment company; Charles River Laboratories, a Division of Bausch and Lomb, a publicly traded medical products company; and Strategic Management Information, Inc., a privately held software company.

          Mr. Morse has served as a director of Matritech since March 1988. Since 1983, Mr. Morse has served as a Managing Director of Philadelphia Ventures Management, Inc., a venture capital company and an investor in the Company. He currently serves as a director of Philadelphia Ventures Liberty Fund, L.P., a publicly traded business development company, and several private companies.

          Mr. Rubinfien has served as a director of Matritech since May 1988. Mr. Rubinfien was Chairman and President of Systemix Inc., a biotechnology company, from 1989 through 1991 and President and Chief Executive Officer of Microgenics Company, a medical diagnostics company, from 1985 through 1987. Mr. Rubinfien currently serves as a director of Molecular Biosystems, Inc., a publicly traded biomedical company, ChemTrak, Inc., a publicly traded biochemical company, Biocircuits, Inc., a publicly traded biomedical company, and several private companies.

          Mr. Thompson has served as a director of Matritech since May 1994.
Mr. Thompson is President, Chief Executive Officer and a director of Immtech International, Inc., a privately held biotechnology company, which positions he has held since 1992. From 1986 to 1992, Mr. Thompson held a number of management positions, most recently as President and Chief Executive Officer, at Amersham Corporation, a subsidiary of Amersham International plc. which is a publicly traded life science and health care company.

          Mr. Zadel has served as a director of Matritech since December, 1995. Mr. Zadel is Chairman, President, Chief Executive Officer and a director of Millipore Corporation, a publicly traded equipment company, which positions he has held since April 1996. From 1985 through 1995, Mr. Zadel served as President and Chief Executive Officer of Ciba Corning Diagnostics Corporation, a biotechnology company. Mr. Zadel currently serves, and has served since 1989, as a director of Kulicke & Soffa Industries, Inc., a publicly traded semiconductor assembly equipment company. In addition, since February 1996, Mr. Zadel has served as a director of Zoll Medical Corporation, a publicly traded medical instruments and supplies company.

                            SECURITIES OWNERSHIP OF
                     MANAGEMENT AND PRINCIPAL STOCKHOLDERS

          The following table sets forth, as of April 18, 1997 certain information regarding the ownership of shares of the Company's Common Stock by:
(i) each person who, to the knowledge of the Company, owned beneficially more than 5% of the shares of Common Stock of the Company outstanding at such date,
(ii) each director and nominee of the Company, (iii) each Named Officer (as defined below) and (iv) all current directors and executive officers as a group:

                                                   AMOUNT AND
                                                    NATURE OF
                                                   BENEFICIAL      PERCENT
                  NAME                            OWNERSHIP(1)   OF CLASS (2)
                  ----                            ------------   ------------
Stephen D. Chubb (3)....................             375,042          2.3%
David L. Corbet (4).....................              96,229          *
Ying-Jye Wu (5).........................              50,008          *
Leslie R. Teso (6)......................              18,384          *
J. Robert Buchanan (7)..................              12,500          *
Thomas Morse (8)........................             695,440          4.3%
David Rubinfien (9).....................              37,849          *
T. Stephen Thompson (10)................              29,899          *
C. William Zadel (11)...................              15,550          *

Forstmann-Leff Associates, Inc. (12)....           1,785,300         11.1%
  55 East 52nd Street
  New York, NY  10055
All executive officers and directors as a group
(9 persons)(13).........................           1,330,901          8.1%
-----------------------------

*   Indicates less than 1%

(1) Except as indicated in footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock owned based upon information provided to the Company by the directors, officers and principal stockholders.

(2) The number of shares of Common Stock deemed outstanding for this calculation includes (i) 16,041,318 shares of Common Stock outstanding on April 2, 1997 and (ii) all Common Stock underlying options or warrants which are currently exercisable or will become exercisable within 60 days of April 18, 1997 by the person or group in question.

(3) Mr. Chubb's beneficial ownership includes currently exercisable bridge loan warrants to purchase 4,688 shares of the Company's Common Stock and 1,240 shares issuable upon exercise of outstanding stock options which are exercisable on April 18, 1997 or within 60 days thereafter.

(4) Mr. Corbet's beneficial ownership includes 93,163 shares issuable upon exercise of outstanding stock options exercisable on April 18, 1997 or within 60 days thereafter. Mr. Corbet holds all of his issued shares jointly with his wife.

(5) Dr. Wu's beneficial ownership includes 43,708 shares issuable upon exercise of outstanding stock options exercisable on April 18, 1997 or within 60 days thereafter.

(6) Ms. Teso's beneficial ownership includes 11,559 shares issuable upon exercise of outstanding stock options exercisable on April 18, 1997 or within 60 days thereafter. Ms. Teso holds all of her issued shares jointly with her husband.

(7) Dr. Buchanan's beneficial ownership includes 12,500 shares issuable upon exercise of outstanding stock options exercisable on April 18, 1997 or within 60 days thereafter.

(8) Mr. Morse's beneficial ownership includes 629,497 shares of Common Stock held by Century IV Partners and Commonwealth Venture Partners I, L.P., and currently exercisable warrants to purchase 36,626 shares Common Stock held by Century IV Partners, Commonwealth Venture Partners I, L.P., Pennsylvania Venture Partners, L.P. and Philadelphia Ventures - Japan I, L.P.
     (collectively, the "Philadelphia Venture Funds").   In addition, Mr.
     Morse's beneficial ownership includes 18,649 shares issuable to Mr. Morse upon exercise of outstanding stock options exercisable on April 18, 1997 or within 60 days thereafter. Mr. Morse is an officer and stockholder of Philadelphia Ventures, Inc., which serves as a general partner or investment manager to each of the Philadelphia Venture Funds, and may be deemed to share voting and investment power with respect to such shares of Common Stock. Mr. Chubb, Chairman, CEO, and a director of the Company is a limited partner of Pennsylvania Venture Partners, L.P. and an advisor to the Philadelphia Venture Funds. Mr. Morse disclaims beneficial ownership of the shares beneficially owned by the Philadelphia Venture Funds.

(9) Mr. Rubinfien's beneficial ownership includes 37,849 shares issuable upon exercise of outstanding stock options exercisable on April 18, 1997 or within 60 days thereafter.

(10) Mr. Thompson's beneficial ownership includes 19,399 shares issuable upon exercise of outstanding stock options exercisable on April 18, 1997 or within 60 days thereafter.

(11) Mr. Zadel's beneficial ownership includes 14,550 shares issuable upon exercise of outstanding stock options exercisable on April 18, 1997 or within 60 days thereafter.

(12) As of December 31, 1996, Forstmann-Leff Associates, Inc. ("FLA"), a New York corporation and a registered investment adviser under Section 203 of the Investment Advisers Act of 1940

     (the "Act"), beneficially owned 1,785,300 shares of the Company's Common Stock, of which 1,750,400 shares were held in various customer accounts with respect to which it had sole investment and voting discretion. FLA also shares investment and voting discretion with respect to 34,900 shares of the Company's Common Stock held by FLA Asset Management, Inc. ("FLAM"), a wholly owned subsidiary of FLA and a registered investment adviser under the Act. As of December 31, 1996, FLAM beneficially owned 34,900 shares of the Company's Common Stock, which shares were held in various customer accounts with respect to which FLAM had shared investment and voting discretion. By virtue of its ownership of all of the stock of FLAM, FLA may be deemed to be the beneficial owner of these 34,900 shares. FLA's and FLAM's voting power with respect to shares held in various customer accounts is pursuant to specific authority granted by clients, which authority may be withdrawn by such clients. In the event of the termination of an investment advisory agreement with a client, FLA's and FLAM's investment and/or voting power with respect to certain shares held for the account of such client may terminate. All statements contained herein with respect to FLAM and FLA are based solely upon information provided to the Company by FLAM and FLA.

(13) Includes 252,617 shares issuable upon exercise of outstanding stock options and 41,314 shares issuable pursuant to warrants exercisable on April 18, 1997 or within 60 days thereafter.

                      COMPENSATION AND OTHER INFORMATION
                       CONCERNING DIRECTORS AND OFFICERS

EXECUTIVE COMPENSATION

    The following table summarizes the compensation paid or accrued by the Company for services rendered for its fiscal year ended December 31, 1996 to Mr. Chubb, the Company's Chairman and Chief Executive Officer, Mr. Corbet, Dr. Wu and Ms. Teso, the next three most highly compensated executive officers of the Company as of December 31, 1996 (the "Named Officers"). No other executive officers earned total salary and bonus exceeding $100,000 during 1996. The Company did not grant any restricted stock awards or stock appreciation rights ("SARs") and did not make any long-term incentive plan payouts during 1996:

                           SUMMARY COMPENSATION TABLE

                                                            LONG-TERM
                                     ANNUAL COMPENSATION   COMPENSATION
                                     -------------------    ----------
                                                              AWARDS
                                                              ------
                                                                                ALL
                                                            SECURITIES         OTHER
NAME AND                              SALARY      BONUS     UNDERLYING      COMPENSATION
PRINCIPAL POSITION             YEAR     ($)        ($)      OPTIONS(#)         ($)(1)
-----------------------------  ----  ---------   --------   ----------      -------------
Stephen D. Chubb               1996   $176,000    $37,488      209,721      $    236
 Chairman, Director and        1995    162,000     19,845           --           252
 Chief Executive Officer       1994    150,000         --           --           174

David L. Corbet                1996   $165,000    $29,288      158,374      $226,336
  Director, President and      1995    152,000     33,620        9,000           252
  Chief Operating Officer      1994    140,000     10,000           --           174

Ying-Jye Wu                    1996   $118,800    $17,321       55,034      $    234
   Vice President, Product     1995    108,000     11,340        4,000           252
    Development                1994    100,000         --           --           174

Leslie R. Teso                 1996   $ 90,500    $15,204       44,227      $    208
   Vice President, Finance,    1995     79,000      9,184        3,500           199
   Treasurer and Secretary     1994     72,000         --           --           125
--------------------

(1) Such compensation represents insurance premiums paid by the Company with respect to term life insurance for such individual. With respect to Mr. Corbet, the 1996 figure also includes an additional $226,100 of ordinary income recognized upon the exercise of the option to purchase, and subsequent "disqualifying disposition," as defined in Section 422(c)(2) of the Internal Revenue Code of 1986, as amended, of 30,000 shares of the Company's Common Stock.

OPTIONS

      The following table sets forth information concerning options granted during the fiscal year ended December 31, 1996 under the Company's 1992 Plan to the Named Officers:

                      OPTION GRANTS IN LAST FISCAL YEAR(1)

                                                                                                       Potential Realizable Value
                                      Individual Grants(2)                                             at Assumed Annual Rates of
------------------------------------------------------------------------------------------------------  Stock Price Appreciation
                                                                                                          for Option Term (3)
                                                                                                       ----------------------------
                       Number of       Percent of Total
                       Securitiess     Options Granted
                       Underlying      to  Employees in
                     Options Granted       Fiscal        Exercise or Base Price   Expiration
Name                       (#)             Year(%)(4)        ($/Share)               Date             5%($)         10%($)
-----------------------------------------------------------------------------------------------------------------------------------

Stephen D. Chubb         4,961               0.9%              $ 4.00               1-2-06           $   12,480        $   31,626
                       204,760              36.9                7.875             12-17-06            1,014,083         2,569,886

David L. Corbet          4,655               0.8                 4.00               1-2-06               11,710            29,675
                       153,719              27.7                7.875             12-17-06              761,300         1,929,284

Ying-Jye Wu              2,835               0.5                 4.00               1-2-06                7,132            18,073
                        52,199               9.4                7.875             12-17-06              258,518           655,135

Leslie R. Teso           2,296               0.4                 4.00               1-2-06                5,776            14,637
                        41,931               7.6                7.875             12-17-06              207,665           526,264

-------------------------

(1)  The Company did not grant any SARs in 1996.

(2) Stock options were granted under the Company's 1992 Plan at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. The options have a term of ten years from the date of grant and become exercisable as to 25% of the shares covered on each of the first four anniversaries of the date of grant.

(3) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the Company's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Company's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

(4) A total of 554,349 options were granted to employees in 1996 under the Company's 1992 Plan. Percentages do not take into account 4,300 options granted to directors in 1996 under the 1992 Plan and 6,000 options granted to consultants in 1996 under the 1992 Plan.

          The following table sets forth certain information concerning options held by the Named Officers on December 31, 1996.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION VALUES (1)

                                                                       Number of Securities
                                                                      Underlying Unexercised           Value of Unexercised
                                                                           Options at                  In-the-Money Options at
                                                                       December 31, 1996 (#)           December 31, 1996 ($)(2)
                             Shares Acquired on       Value              Exercisable/                      Exercisable/
            Name                 Exercise (#)        Realized ($)        Unexercisable                     Unexercisable
-----------------------------------------------------------------------------------------------------------------------------------
Stephen D. Chubb...........       --                   $ --                  0/209,721                    $ 0/$150,300
David L. Corbet............     30,000               239,850              62,250/195,124               414,122/363,887
Ying-Jye Wu................       --                     --               42,000/60,034                 260,358/75,684
Leslie R. Teso.............      6,825               100,191              10,110/47,352                  67,085/56,654
---------------

(1) The Company has never granted any SARs.

(2) Value is based on the difference between the option exercise price and $8.50, the fair market value of the Company's Common Stock on December 31, 1996, the last trading day for fiscal year ended 1996, multiplied by the number of shares of Common Stock underlying the options.

COMPENSATION OF DIRECTORS

    Currently, non-employee directors do not receive cash compensation for attendance at meetings of the Board of Directors and of its committees, but receive compensation in the form of options to purchase Common Stock of the Company pursuant to the Company's 1992 Non-employee Director Stock Option Plan (the "Director Plan"). The Director Plan includes two types of option grants:
(a) each non-employee director who first became or becomes a member of the Board of Directors on or after June 7, 1996 is automatically granted on the date of such election without further action by the Board, an option to purchase 10,000 shares of the Company's Common Stock ("Initial Option") which vests over a four year period and (b) annually, each non-employee director is automatically granted as of the date of the Annual Meeting of Stockholders in such year an option, which vests over a one year period, to purchase 10,000 shares of Common Stock ("Annual Option"). Any non-employee who becomes a director after the Annual Meeting of Stockholders in any year shall be entitled to receive, in addition to the Initial Option, a fraction of the Annual Option equal to (x) divided by twelve (12), where (x) equals the number of complete months remaining until the first anniversary of the preceding Annual Meeting of Stockholders.
All options pursuant to the Director Plan are granted at 100% of the fair market value of the Common Stock as of the date of grant and expire ten years after the date of the option. Directors are also reimbursed for their expenses incurred in attending meetings of the Board of Directors and committees thereof.

    Directors who are employees of the Company receive no additional compensation for service on the Board of Directors or its committees.

COMPENSATION COMMITTEE REPORT

    The Compensation Committee of the Board of Directors (the "Committee") is composed of Thomas R. Morse, David Rubinfien and T. Stephen Thompson, none of whom are currently officers or employees of the Company. The functions of the Committee are to establish salaries and incentive compensation for the Company's executive officers and to administer the 1992 Plan and the 1992 Employee Stock Purchase Plan.

    The Company's executive compensation programs are designed (i) to attract and retain experienced and well qualified executives capable of leading the Company to meet its business objectives, and (ii) to motivate them to enhance long-term stockholder value. In setting the compensation level for executive officers, the Committee is guided by the following considerations:

  . Compensation levels should be competitive with compensation generally being paid to executives in the biotechnology industries to ensure the Company's ability to attract and retain superior executives;

 . Each individual executive officer's compensation should reflect the performance of the Company as a whole, the performance of the officer's business unit, if applicable, and the performance of the executive officer; and

 . A significant portion of executive officer compensation should be paid in the form of equity-based incentives to link closely stockholder and executive interests and to encourage stock ownership by executive officers.

    An executive's total compensation package includes a cash salary and bonus determined by the Committee, long-term incentive compensation in the form of stock options, and various benefits, including a 401(k) retirement plan and medical insurance plans that are available to all employees of the Company. Salaries of the Company's Chief Executive Officer and the next three most highly compensated executives during fiscal 1996 are listed in the "Summary Compensation Table" found on page 8. The Committee reviews executive salaries at least once per year and, while it is not required to do so, it may in its discretion increase these salaries. The Committee attempts to keep the Company's compensation programs competitive by comparing them with those of other local and national companies in the industry. The Committee also attempts to balance the compensation level for an individual executive against his or her specific job requirements, including the individual's influence on obtaining corporate objectives.

    Cash Compensation. The Committee sets the annual salaries for individual executives by reviewing the salaries historically paid at the Company, the salaries paid by the Company's competitors to persons holding comparable positions and compensation studies prepared by independent third parties. The Committee determines any increases in annual salaries and bonuses based on a comparison of the executive's actual performance against his or her performance objectives, as well as on various subjective factors. The performance objectives for each executive depend on his or her area of responsibility and may include achievement of the performance objectives in the areas of product commercialization, clinical trials, corporate partnering, and financings, as well as financial objectives. Among the subjective factors considered by the Committee are the executive's ability to provide leadership, to develop the Company's business, to promote the Company's image with its customers and stockholders and to manage the Company's continuing growth. The Committee also solicits and considers performance reviews and recommendations from senior management in establishing compensation levels for all but the Chief Executive Officer.

    Equity Compensation.    The Company's equity compensation program is
designed to (i) provide long-term incentives to executive officers, (ii) tie compensation to creating long-term shareholder value, (iii) encourage executive officers to remain with the Company and promote the Company's business, and (iv) provide executives with the opportunity to obtain significant, long-term stock ownership in the Company's Common Stock.

    The Committee has granted options to executive officers as the long-term incentive component of the executive officers' total compensation package. The Committee generally grants options that become exercisable over a four-year period as a means of encouraging executives to remain with the Company and to promote its success. In fiscal 1996, the Committee only awarded the Company's executives stock options with exercise prices equal to the market price of the Common Stock on the date of grant. As a result, executives will benefit from these stock option grants only to the extent that the price of the Company's Common Stock increases and the Company's stockholders have also benefited.

    In deciding whether to grant options and in determining the number of shares to be subject to such options, the Committee generally reviews the option holdings of each of the executive officers, including the number of unvested options and the then-current value of such unvested options. The number of options granted to certain of the most highly compensated executive officers of the Company in fiscal 1996 is set forth in the table captioned "Option Grants in Last Fiscal Year" found on page 9. The total options held by each of these executives at December 31, 1996 is set forth in the table captioned "Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values" found on page 10.

    CEO Compensation. With respect to the compensation of the Company's Chief Executive Officer, Mr. Chubb's 1996 salary was increased to $176,000 from $162,000 in 1995. In addition, Mr. Chubb was granted a cash bonus in the amount of $37,488 for 1996. On January 2, 1996 he received options under the Company's 1992 Plan to purchase up to 4,961 shares of the Company's Common Stock at an exercise price of $4.00 per share, and on December 17, 1996 he received options under the 1992 Plan to purchase up to 204,760 shares of the Company's Common Stock at an exercise price of $7.875 per share. All options granted to Mr. Chubb during 1996 are subject to a four year vesting schedule and have exercise prices equal to 100% of the fair market value of the Company's Common Stock as of the date of grant. In arriving at the level of compensation for Mr. Chubb, the Committee attempted to measure Mr. Chubb's contribution to the progress made by the Company during 1996 toward the achievement of the Company's principle objectives but the Committee does not find it practicable to quantify or assign relative weight to the factors on which the Chief Executive Officer's compensation is based. The Committee concluded that the Company had made significant progress during 1996 towards achieving its objectives, including (i) obtaining approval from the U.S. Food and Drug Administration ("FDA") to sell the NMP22(R) Test Kit in the United States, (ii) continued product sales in Europe, and (iii) entering into clinical trials for the Company's colon cancer assay for submission to the FDA for approval.

    Tax Matters. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally prevents publicly held corporations from deducting, for federal income tax purposes, compensation in excess of $1 million paid to certain executives, with certain exceptions. The Compensation Committee has considered these requirements and exceptions and it is the Compensation

Committee's present intention that, so long as it is consistent with its overall compensation objectives, substantially all executive compensation will be deductible for federal income tax purposes.


                                            Respectfully submitted,

                                            Thomas R. Morse
                                            David Rubinfien
                                            T. Stephen Thompson


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Compensation Committee are Thomas R. Morse, David Rubinfien and T. Stephen Thompson. No member of the Committee is currently, or has ever been, an officer or employee of the Company or any of its subsidiaries, or had any relationship with the Company during the last fiscal year that would require disclosure herein.

    During the 1996 fiscal year no executive officer of the Company served as a member of a compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors), nor served as a director, of another entity, one of whose executive officers serves as a director of the Company or serves on the Company's Compensation Committee.

STOCK PERFORMANCE GRAPH

    The Stock Performance Graph set forth below compares the cumulative total stockholder return on the Company's Common Stock from July 9, 1992, the initial trading date of the Company's initial public offering, to December 31, 1996, with the cumulative total return of the Nasdaq Market Index and the Company's four digit SIC Code Index over the same period. The comparison assumes $100 was invested on July 9, 1992 in the Company's Common Stock, in the Nasdaq Market Index and in the four digit SIC Code Index and assumes reinvestment of dividends, if any.

                 COMPARISON OF CUMULATIVE TOTAL RETURN (l)(2)


                                  [LINE GRAPH]

                       7/9/92  12/31/92  12/31/93  12/31/94  12/31/95  12/31/96
Matritech, Inc.        100.00    100.00     67.50     37.50     81.25    170.00
SIC Code 2835          100.00    105.47    104.55     98.32    166.79    152.97
Nasdaq Market Index    100.00    109.37    131.19    137.74    178.66    222.01




(1) Prior to July 9, 1992, the Company's Common Stock was not publicly traded. Comparative data is provided only for the period since that date. This graph is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2) The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used on the graph was obtained from Media General Financial Services, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

                                  PROPOSAL II
                        PROPOSAL TO AMEND THE 1992 PLAN

    The 1992 Plan was adopted by the Company's Board of Directors and approved by the Company's stockholders in March 1992. The 1992 Plan has subsequently been amended twice: in March of 1994 the 1992 Plan was amended by the Board of Directors and such amendment was approved by the Company's stockholders in May 1994; and in February of 1996 the 1992 Plan was amended by the Board of Directors and such amendment was approved by the Company's stockholders in June 1996. A maximum of 1,000,000 shares of Common Stock are currently reserved for issuance under the 1992 Plan upon the exercise of options or in connection with awards of stock of the Company ("Awards") or the opportunity to make direct stock purchases of shares of the Company ("Purchases"). The Board of Directors has approved and recommended to the stockholders that they approve an amendment to (i) increase the number of shares authorized for issuance pursuant to the 1992 Plan to 1,500,000 shares, and (ii) increase the limitation on the maximum aggregate number of shares that may be issued to any one person under the 1992 Plan from 300,000 to 500,000 shares.

    The Company's management relies on stock options as essential parts of the compensation packages necessary for the Company to attract and retain experienced officers and employees. The Board of Directors of the Company believes that the proposed amendments to (i) increase the number of shares available under the 1992 Plan and (ii) increase the limitation on the maximum number of shares permitted to be issued to any one person are essential to permit its Compensation Committee and the Company's management to continue to provide meaningful long-term, equity-based incentives to present and future key employees.

    As of April 3, 1997, approximately 865,463 shares remained authorized for issuance under the 1992 Plan of which approximately 767,824 were already reserved for outstanding options, such that only approximately 97,639 were available for new grants of options, Awards or Purchases. If the proposed amendments to the 1992 Plan are not approved, the Company may be unable to continue to provide meaningful long-term equity based incentives to present and future employees. If the proposed amendment to the 1992 Plan to increase the number of shares of Common Stock issuable under the 1992 Plan from 1,000,000 to 1,500,000 shares is not approved by the stockholders, the Company will not grant options, Awards, or opportunities to purchase shares under the 1992 Plan in excess of that number of shares of Common Stock remaining available under the existing 1992 Plan. The Company has not at the present time determined who will receive the shares of Common Stock that will be authorized for issuance under the 1992 Plan if the proposed amendment to the 1992 Plan is approved.

DESCRIPTION OF THE 1992 PLAN

    The purpose of the 1992 Plan is to provide incentives to officers and other employees of the Company by providing them with opportunities to purchase stock of the Company.

    Under the 1992 Plan, officers and other employees of the Company may be awarded incentive stock options ("ISO" or "ISOs"), as defined in Section 422(b) of the Code, and directors, officers, employees and consultants of the Company may be granted (i) options which do not qualify as ISOs ("Non-Qualified Option" or "Non-Qualified Options"), (ii) Awards of stock of the Company and (iii) Purchases. ISOs, Non-Qualified Options, Awards and Purchases are sometimes collectively referred to as "Stock Rights" and ISOs and Non-Qualified Options are sometimes collectively referred to as "Options."

    The 1992 Plan is administered by the Compensation Committee (the "Committee") of the Board of Directors. Subject to the terms of the 1992 Plan, the Committee has authority to determine the persons to whom Stock Rights are granted, the number of shares covered by each Stock Right, the exercise price per share and other terms and provisions governing the Stock Rights, including restrictions, if any, applicable to the shares of Common Stock issuable upon exercise of Stock Rights. As of April 1, 1997 approximately 51 persons were eligible to participate in the 1992 Plan.

    Stock Rights may be granted under the 1992 Plan at any time prior to March 2, 2002. The exercise price per share of Non-Qualified Options granted under the 1992 Plan cannot be less than the minimum legal consideration required under applicable state law. The exercise price per share of ISOs cannot be less than the fair market value of the Common Stock on the date of grant (or, in the case of ISOs granted to employees holding more than 10% of the voting stock of the Company, 110% of the fair market value of the Common Stock on the date of grant). The 1992 Plan provides that each Option shall expire on the date specified by the Committee, but not more than ten years from its date of grant in the case of ISOs, ten years and one day in the case of Non-Qualified Options, and five years in the case of ISOs granted to an employee or officer holding more than ten percent of the voting stock of the Company.

    Each Option granted under the 1992 Plan may either be fully exercisable at the time of grant or may become exercisable in such installments as the Committee may specify. Each Option may be exercised from time to time, in whole or in part, up to the total number of shares with respect to which it is then exercisable. The Committee has the right to accelerate the date of exercise of any installment of any Option (subject to the $100,000 per year limitation on the fair market value of stock subject to ISOs granted to any employee which become exercisable in any calendar year).

    Payment of the exercise price of an Option granted under the 1992 Plan may be made, in whole or in part, in United States dollars, by check or by tendering Common Stock of the Company if authorized by the Committee, which authorization in the case of ISOs, shall be evidenced in writing at the time of the grant.
The 1992 Plan contains terms providing for the exercise of Options by or on behalf of former and deceased employees, respectively, as described below.

    Only the optionee may exercise an Option; no assignment or transfers are permitted except by will or by the laws of descent and distribution.

    If an ISO optionee ceases to be employed by the Company other than by reason of death or disability, no further installments of his or her ISOs will become exercisable, and the ISOs shall terminate after the passage of 90 days from the date of termination of employment (but no later than their specified expiration dates), except to the extent that such ISOs shall have been converted into Non-Qualified Options. If an optionee is disabled or dies, any ISO held by the optionee may be exercised, to the extent exercisable on the date of disability or death, by the optionee or the optionee's estate, personal representative or beneficiary, at any time within 180 days from the date of the optionee's disability or death (but not later than the specified expiration date of the ISO). Non-Qualified Options are subject to such termination and cancellation provisions as may be determined by the Committee.

    Option holders are protected against dilution in the event of a stock dividend, recapitalization, stock split, merger or similar transaction. The Board of Directors may from time to time adopt amendments to the 1992 Plan, certain of which are subject to stockholder approval, and may terminate the 1992 Plan, at any time (although such action shall not affect Options previously granted). Any shares subject to an Option granted under the 1992 Plan, which for any reason expire or terminate unexercised, may again be available for future Option grants. Unless terminated sooner, the 1992 Plan will terminate on March 2, 2002.

    On April 14, 1997, the market price, as reported on the Nasdaq SmallCap Market, of the Common Stock, the class of stock underlying all Stock Rights under the 1992 Plan, was $5.25 per share.

FEDERAL TAX CONSIDERATIONS

    THE FOLLOWING DISCUSSION OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF STOCK RIGHTS GRANTED UNDER THE 1992 PLAN IS BASED UPON THE PROVISIONS OF THE CODE AS IN EFFECT ON THE DATE OF THIS PROXY STATEMENT, CURRENT REGULATIONS, AND EXISTING ADMINISTRATIVE RULINGS OF THE INTERNAL REVENUE SERVICE. IT IS NOT INTENDED TO BE A COMPLETE DISCUSSION OF ALL OF THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE 1992 PLAN OR OF THE REQUIREMENTS THAT MUST BE MET IN ORDER TO QUALIFY FOR THE DESCRIBED TAX TREATMENT. IN ADDITION, THERE MAY BE FOREIGN, STATE OR LOCAL TAX CONSEQUENCES THAT ARE NOT DISCUSSED HEREIN.

    A. ISOs. The following general rules are applicable under current United States federal income tax law to ISOs granted under the 1992 Plan:

          1. In general, an optionee will not recognize any income upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of an ISO, and the Company will not be entitled to a federal income tax deduction upon either the grant or the exercise of an ISO.

          2. If shares acquired upon exercise of an ISO are not disposed of within (i) two years from the date the ISO was granted or (ii) one year after the date the shares are issued to the optionee pursuant to the ISO exercise (the "Holding Periods"), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as capital gain or loss to the optionee.

          3. If shares acquired upon exercise of an ISO are disposed of and the optionee does not satisfy the Holding Periods (a "Disqualifying Disposition"), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition, will be taxed to the optionee as ordinary income in the year of such disposition.

          4. In any year that an optionee recognizes ordinary income on a Disqualifying Disposition of shares acquired upon exercise of an ISO, the Company generally will be entitled to a corresponding federal income tax deduction.

          5. The difference between the amount realized by an optionee as the result of a Disqualifying Disposition and the sum of (i) the exercise price and
(ii) the amount of ordinary income recognized under the above rules generally will be treated as capital gain or loss.

          6. Capital gain or loss recognized by an optionee on a disposition of shares will be long-term capital gain or loss if the optionee's holding period for the shares exceeds one year.

          7. An optionee may be entitled to exercise an ISO by delivering shares of the Company's Common Stock to the Company in payment of the exercise price, if the optionee's ISO agreement so provides. If an optionee exercises an ISO in such fashion, special rules apply.

          8. In addition to the tax consequences described above, the exercise of an ISO may result in an "alternative minimum tax." The alternative minimum tax rate (the maximum rate is 28%) will be applied against a taxable base which is equal to "alternative minimum taxable income," reduced by a statutory exemption. In general, the amount by which the value of the shares received upon exercise of the ISO exceeds the exercise price is included in the optionee's alternative minimum taxable income. A taxpayer is required to pay the higher of his regular tax liability or the alternative minimum tax. A taxpayer who pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

          9. Special rules apply if the shares acquired upon the exercise of an ISO are subject to vesting, or are subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

    B. Non-Qualified Options. The following general rules are applicable under current United States federal income tax law to Non-Qualified Options granted under the 1992 Plan:

          1. In general, an optionee will not recognize any income upon the grant of a Non-Qualified Option, and the Company will not be entitled to a federal income tax deduction upon such grant.

          2. An optionee generally will recognize ordinary income at the time of exercise of the Non-Qualified Option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. The Company may be required to withhold income tax on this amount.

          3. When an optionee sells the shares acquired upon the exercise of a Non-Qualified Option, he or she generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and the optionee's basis in the shares (generally, the exercise price plus the amount taxed to the optionee as ordinary income). If the optionee's holding period for the shares exceeds one year, such gain or loss will be long-term capital gain or loss.

          4. When an optionee recognizes ordinary income attributable to a Non-Qualified Option, the Company generally will be entitled to a corresponding federal income tax deduction.

          5. An optionee may be entitled to exercise a Non-Qualified Option by delivering shares of the Company's Common Stock to the Company in payment of the exercise price. If an optionee exercises a Non-Qualified Option in such fashion, special rules apply.

          6. Special rules apply if the shares acquired upon the exercise of a Non-Qualified Option are subject to vesting, or are subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

    C. Awards and Purchases. The following general rules are applicable under current federal income tax law to Awards and Purchases under the 1992 Plan:

    Under current federal income tax law, persons receiving shares pursuant to an Award or Purchase of Restricted Stock under the 1992 Plan generally will recognize ordinary income equal to the fair market value of the shares received reduced by any purchase price paid. The Company generally will be entitled to a corresponding federal income tax deduction. When such shares are sold, the grantee generally will recognize capital gain or loss. Special rules apply if the shares acquired are subject to vesting, or are subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

STOCK OPTIONS GRANTED UNDER THE 1992 PLAN SINCE ITS INCEPTION

    The following table sets forth as of April 1, 1997 all options granted under the 1992 Plan since its inception to (i) the Named Officers, (ii) each nominee for election as a director, (iii) all current executive officers as a group,
(iv) all current directors who are not executive officers as a group, and (v) all employees, excluding executive officers, as a group.

NAME AND PRINCIPAL POSITION               NUMBER OF OPTIONS
---------------------------               -----------------
    Stephen D. Chubb (1)                            209,721
        Chairman, Director and
        Chief Executive Officer

    David L. Corbet (1)                             287,374
        Director, President and
        Chief Operating Officer

    Ying-Jye Wu (1)                                 102,034
        Vice President, Product
        Development

    Leslie R. Teso(1)                                49,727
        Vice President, Finance,
        Treasurer and Secretary

    J. Robert Buchanan                                   --

    Thomas R. Morse                                      --

    David Rubinfien                                      --

    T. Stephen Thompson                                  --
    C. William Zadel                                  4,300
    All Current Executive Officers                  648,856
        as a Group (4 Persons)

    All Current Directors who are not                 4,300
        Executive Officers as a Group
        (5 Persons)

    All Employees who are not                       201,543
        Executive Officers as a Group
--------------------

(1) Persons who have received five percent or greater of the options granted under the 1992 Plan.

VOTES REQUIRED FOR APPROVAL

          The proposed amendment to the 1992 Plan requires approval by an affirmative vote of the holders of a majority of the Company's stock present, in person or by proxy, and voting on the matter. See "Voting Procedures."

          The Board of Directors recommends a vote FOR Proposal II to amend the Company's 1992 Plan to (i) increase to 1,500,000 the number of shares authorized for issuance thereunder and (ii) increase the limitation on the maximum aggregate number of shares that may be issued to any one person to 500,000 shares.


                                 PROPOSAL III
                     RATIFICATION OF SELECTION OF AUDITORS

          The Board of Directors has selected the firm of Arthur Andersen LLP, independent certified public accountants, to serve as auditors for the fiscal year ending December 31, 1997. Arthur Andersen LLP has served as the Company's auditors since fiscal 1987. It is expected that a member of the firm will be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions. Stockholder ratification of the Company's independent public accountants is not required under Delaware law or under the Company's Amended and Restated Certificate of Incorporation or its Amended and Restated By-Laws. If the stockholders do not ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ended December 31, 1997, the Company's Board of Directors will evaluate what would be in the best interests of the Company and its stockholders and consider whether to select new independent public accountants for the current fiscal year or whether to wait until the completion of the audit for the current fiscal year before changing independent public accountants. The Board of Directors recommends a vote FOR the ratification of this selection.

                               VOTING PROCEDURES

          The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business. Shares represented by proxies pursuant to which votes have been withheld from any nominee for director, or which contain one or more abstentions or broker "non-votes," are counted as present for purposes of determining the presence or absence of a quorum for the Annual Meeting. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

          Proposal I. Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. The seven nominees receiving the highest number of affirmative votes of the shares present or represented and voting on the election of directors at the Annual Meeting will be elected as directors. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual nominee or for all nominees will be voted (unless one or more nominees are unable to serve) for the election of the nominees. Where the stockholder properly withheld authority to vote for a particular nominee or nominees, such stockholder's shares will not be counted toward such nominee or nominees' achievement of a plurality.

          Other Matters. For all other proposals described in this proxy statement and submitted to the stockholders at the Annual Meeting, the affirmative vote of the majority of shares present, in person or represented by proxy, and voting on that proposal is required for approval. Abstentions, as well as broker "non-votes" are not considered to have been voted for such proposal and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such proposal by reducing the total number of shares from which the majority is calculated. If any other matter not discussed in this Proxy Statement should be presented at the Annual Meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

                             STOCKHOLDER PROPOSALS

          Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of stockholders of the Company pursuant to SEC Rule 14a-8 must be received at the Company's principal executive offices not later than December 26, 1997. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested. The Amended and Restated By-Laws of the Company provide that in order for a stockholder to bring business before, or propose director nominations at, an annual meeting, the stockholder must give written notice to the Secretary of the Company not less than 30 days prior to the first anniversary of the preceding year's notice of annual meeting; provided, however, that such notice shall not be required to be given more than 60 days prior to the annual meeting of stockholders. The notice must contain specified information about the proposed business or each nominee and the stockholder making the proposal or nomination.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the SEC to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended December 31, 1996 and written representations from certain Reporting Persons, the Company believes that all Reporting Persons complied with all
Section 16(a) filing requirements in the fiscal year ended December 31, 1996, with the following exceptions: Mr. Chubb, the Company's Chairman and Chief Executive Officer, had one late report covering one transaction that was not reported in a timely manner; Mr. Zadel, a director of the Company, had one late report covering one transaction that was not reported in a timely manner; and Mr. Morse, a director of the Company, had one late report covering two transactions that were not reported in a timely manner.

                           EXPENSES AND SOLICITATION

          The cost of solicitation of proxies will be borne by the Company. Proxies will be solicited principally through the mails. Further solicitation of proxies from some stockholders may be made by directors, officers and regular employees of the Company personally, by telephone, telegraph or special letter. No additional compensation, except for reimbursement of reasonable out-of-pocket expenses will be paid for any such further solicitation. In addition, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the name of a nominee. The Company will reimburse such persons for their reasonable out-of-pocket costs.

                                                            Appendix A
                                                            ----------
                                MATRITECH, INC.
               ANNUAL MEETING OF STOCKHOLDERS OF MATRITECH, INC.
                          TO BE HELD ON JUNE 13, 1997
THIS PROXY IS SOLICITED ON BEHALF OF THE  BOARD OF DIRECTORS OF MATRITECH, INC.

          The undersigned, revoking all prior proxies, hereby appoints Stephen
D. Chubb and Leslie R. Teso, and each of them, with full power of substitution, as proxies to represent and vote as designated herein, all shares of Common Stock of Matritech, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company at 330 Nevada Street, Newton, Massachusetts 02160 on Friday, June 13, 1997, at 10:00 a.m. local time, and at all adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 28, 1997, a copy of which has been received by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AND FOR THE PROPOSALS IN ITEMS 2 AND 3. THE PROXIES ARE AUTHORIZED, IN THEIR DISCRETION, TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

  PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE
                              ENCLOSED ENVELOPE.

Please sign this proxy exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature should be that of an authorized officer who should state his or her title.


HAS YOUR ADDRESS CHANGED?                     DO YOU HAVE ANY COMMENTS?


----------------------------------            ----------------------------------

----------------------------------            ----------------------------------

----------------------------------            ----------------------------------

[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

MATRITECH, INC.

1.) Election of Directors - To elect        For All         Withhold From       For All
seven members to the Board of               Nominees         All Nominees        Except
Directors to serve until the next             [ ]                [ ]               [ ]
Annual Meeting of Stockholders and
until their successors have been
elected and qualified.

NOMINEES:  STEPHEN D. CHUBB, DAVID
L. CORBET, J. ROBERT BUCHANAN,
THOMAS R. MORSE, DAVID RUBINFIEN,
T. STEPHEN THOMPSON AND C. WILLIAM
ZADEL.

____________________________________
Instruction:  To withhold authority
to vote for one or more of the
nominees listed above, mark the
"For All Except" box and write the
nominee(s) name(s) in the space
provided above.

2.)  To approve an amendment to the           For              Against           Abstain
Company's 1992 Stock Plan (the                [ ]                [ ]               [ ]
"1992 Plan") to (i) increase the
number of shares of Common Stock
authorized for issuance pursuant to
the 1992 Plan from 1,000,000 shares
to 1,500,000 shares, and (ii)
increase the limitation on the
maximum aggregate number of shares
that may be issued to any one
person under the 1992 Plan from
300,000 shares to 500,000 shares.

3.)  To ratify the selection of the           For              Against           Abstain
firm of Arthur Andersen LLP as                [ ]                [ ]               [ ]
auditors for the fiscal year ending
December 31, 1997.



4.)  To transact such other business
as may properly come before the
meeting and any adjournments
thereof.

Mark box at right if you plan to
attend the Annual Meeting.            [ ]

Mark box at right if an address       [ ]
change or comment has been noted on
the reverse side of this card.

RECORD DATE SHARES:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOREGOING PROPOSALS.

Please be sure to sign and date this Proxy.    Date:
                                                    -----------------------

------------------------------------------     ----------------------------
Stockholder sign here                          Co-owner sign here

                                MATRITECH, INC.


Dear Stockholder:

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of Matritech that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage-paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, June 13, 1997.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

MATRITECH, INC.

                                                               Appendix B
                                                               ----------
                                MATRITECH, INC.

                                1992 STOCK PLAN
                                ---------------

                                 (As Amended)


   1.  Purpose.  This Amended and Restated 1992 Stock Plan (the "Plan") is
       --------
intended to provide incentives: (a) to the officers and other employees of Matritech, Inc. (the "Company"), its parent (if any) and any present or future subsidiaries of the Company (collectively, "Related Corporations") by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which qualify as "incentive stock options" under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code") ("ISO" or "ISOs"); (b) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which do not qualify as ISOs ("Non-Qualified Option" or "Non-Qualified Options"); (c) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with awards of stock in the Company ("Awards"); and (d) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with opportunities to make direct purchases of stock in the Company ("Purchases"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options". Options, Awards and authorizations to make Purchases are referred to hereafter collectively as "Stock Rights". As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation", respectively, as those terms are defined in Section 424 of the Code.

   2. Administration of the Plan.
      ---------------------------

       A. Board or Committee Administration.  The Plan shall be administered by
          ----------------------------------
   the Board of Directors of the Company (the "Board") or by a committee appointed by the Board (the "Committee"), comprised of, to the extent required by applicable regulations under Section 162(m) of the Code, two or more outside directors as defined in applicable regulations thereunder and to the extent required by Rule 16b-3 promulgated under the Securities Exchange Act of 1934 or any successor provision ("Rule 16b-3"), disinterested administrators. Hereinafter, all references in this Plan to the "Committee" shall mean the Board if no Committee has been appointed. Subject to ratification of the grant or authorization of each Stock Right by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to (i) determine the employees of the Company and Related Corporations (from among the class of employees eligible under paragraph 3 to receive ISOs) to whom ISOs may be granted, and to determine (from among the class of individuals and entities eligible under paragraph 3 to receive Non-Qualified Options and Awards and to make Purchases) to whom Non-Qualified Options, Awards and authorizations to make Purchases may be granted; (ii) determine the time or times at which Options or Awards may be granted or Purchases made; (iii) determine the option price of shares subject to each Option, which price shall not be less than the minimum price specified in paragraph 6, and the purchase price of shares subject to each Purchase; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (v) determine (subject to paragraph 7) the time or times when each Option shall become exercisable and the duration of the exercise period; (vi) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options, Awards and Purchases and the nature of such restrictions, if any, and (vii) interpret the Plan and prescribe and rescind rules and regulations relating to it. If the

   Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under it.

       B. Committee Actions.  The Committee may select one of its members as its
          ------------------
   chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee (if consistent with applicable state law), shall be the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

       C. Grant of Stock Rights to Board Members.  Stock Rights may be granted
          ---------------------------------------
   to members of the Board consistent with the provisions of the first sentence of paragraph 2(A) above, if applicable. All grants of Stock Rights to members of the Board shall in all other respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Consistent with the provisions of the first sentence of paragraph 2(A) above, members of the Board who are either (i) eligible for Stock Rights pursuant to the Plan or
   (ii) have been granted Stock Rights may vote on any matters affecting the administration of the Plan or the grant of any Stock Rights pursuant to the Plan, except that no such member shall act upon the granting to himself of Stock Rights, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to him of Stock Rights.

   3.  Eligible Employees and Others.  ISOs may be granted to any employee of
       ------------------------------
the Company or any Related Corporation. Those officers and directors of the Company who are not employees may not be granted ISOs under the plan. Non-Qualified Options, Awards and authorizations to make purchases may be granted to any employee, officer or director (whether or not also an employee) or consultant of the Company or any Related Corporation. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant an ISO, a Non-Qualified Option, an Award or an authorization to make a Purchase. Granting of any Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify him from, participation in any other grant of Stock Rights.

   4.  Stock.  The stock subject to Options, Awards and Purchases shall be
       ------
authorized but unissued shares of Common Stock of the Company, par value $.01 per share (the "Common Stock"), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan is 1,500,000, subject to adjustment as provided in paragraph 13; provided, however, that such number of shares shall not be
                 --------  -------
subject to adjustment by reason of the 9.1 for one stock split in the form of a stock dividend declared by the Board of Directors of the Company at a meeting on March 2, 1992. Any such shares may be issued as ISOs, Non-Qualified Options or Awards, or to persons or entities making Purchases, so long as the number of shares so issued does not exceed such number, as adjusted. If any Stock Right granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unissued shares subject to such Stock Options shall again be available for grants of Stock Rights under the Plan. For the purposes of the foregoing sentence, shares withheld from the Stock Right exercise to pay the exercise price and/or tax consequences of the exercise shall be deemed to have been issued.

   No employee, officer, director or consultant of the Company or any Related Corporation may be issued, in the aggregate, more than 500,000 shares of Common Stock under the Plan. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject to such Option shall be included in the determination of the aggregate number of shares of Common Stock deemed to have been granted to such employee under the Plan.

   5.  Granting of Stock Rights.  Stock Rights may be granted under the Plan at
       ------------------------
any time after the effective date of the Company's initial public offering, and prior to March 2, 2002. The date of grant of a Stock Right under the Plan will be the date specified by the Committee at the time it grants the Stock Right; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant. The Committee shall have the right, with the consent of the optionee, to convert an ISO granted under the Plan to a Non-Qualified Option pursuant to paragraph 16.

   6.  Minimum Option Price; ISO Limitations.
       -------------------------------------

       A. Price for Non-Qualified Options, Awards and Purchases.  The exercise
          ------------------------------------------------------
   price per share specified in the agreement relating to each Non-Qualified Option granted, and the purchase price per share of stock granted in any Award or authorized as a Purchase, under the Plan shall in no event be less than the minimum legal consideration required therefor under the laws of Delaware or the laws of any jurisdiction in which the Company or its successors in interest may be organized.

       B. Price for ISOs.  The exercise price per share specified in the
          --------------
   agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant.
   In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant.

       C. $100,000 Annual Limitation on ISOs.  Each eligible employee may be
          ----------------------------------
   granted ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company and any Related Corporation, such ISOs do not become exercisable for the first time by such employee during any calendar year in a manner which would entitle the employee to purchase more than $100,000 in fair market value (determined at the time the ISOs were granted) of Common Stock in that year. Any options granted to an employee in excess of such amount will be granted as Non-Qualified Options.

       D.  Determination of Fair Market Value.  If, at the time an Option is
           ----------------------------------
   granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market List, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market List. However, if the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.


   7.  Option Duration.  Subject to earlier termination as provided in
       ----------------
paragraphs 9 and 10, each Option shall expire on the date specified by the Committee, but not more than (i) ten years and one day from the date of grant in the case of Non-Qualified Options, (ii) ten years from the date of grant in the case of ISOs generally, and (iii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation. Subject to earlier termination as provided in paragraphs 9 and 10, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to paragraph 16.

   8.  Exercise of Option.  Subject to the provisions of paragraphs 9 through
       -------------------
12, each Option granted under the Plan shall be exercisable as follows:

       A. Vesting.  The Option shall either be fully exercisable on the date of
          --------
   grant or shall become exercisable thereafter in such installments as the Committee may specify.

       B. Full Vesting of Installments.  Once an installment becomes exercisable
          -----------------------------
   it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

       C. Partial Exercise.  Each Option or installment may be exercised at any
          -----------------
   time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

       D. Acceleration of Vesting.  The Committee shall have the right to
          ------------------------
   accelerate the date of exercise of any installment of any Option; provided that the Committee shall not, without the consent of an optionee, accelerate the exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph 16) if such acceleration would violate the annual vesting limitation contained in Section 422(D) of the Code, as described in paragraph 6(C).

   9.  Termination of Employment.  If an ISO optionee ceases to be employed by
       --------------------------
the Company and all Related Corporations other than by reason of death or disability as defined in paragraph 10, no further installments of his ISOs shall become exercisable, and his ISOs shall terminate after the passage of ninety
(90) days from the date of termination of his employment, but in no event later than on their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 16. Employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed

90 days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the optionee after the approved period of absence. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation. Nothing in the Plan shall be deemed to give any grantee of any Stock Right the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.

   10.  Death; Disability.
        --------------------

       A. Death.  If an ISO optionee ceases to be employed by the Company and
          ------
   all Related Corporations by reason of his death, any ISO of his may be exercised, to the extent of the number of shares with respect to which he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, at any time prior to the earlier of the specified expiration date of the ISO or 180 days from the date of the optionee's death.

       B. Disability.  If an ISO optionee ceases to be employed by the Company
          -----------
   and all Related Corporations by reason of his disability, he shall have the right to exercise any ISO held by him on the date of termination of employment, to the extent of the number of shares with respect to which he could have exercised it on that date, at any time prior to the earlier of the specified expiration date of the ISO or 180 days from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in section 22(e)(3) of the Code or successor statute.

   11. Assignability.  No Option shall be assignable or transferable by the
       --------------
optionee except by will or by the laws of descent and distribution. During the lifetime of the optionee each Option shall be exercisable only by him.

   12. Terms and Conditions of Options.  Options shall be evidenced by
       --------------------------------
instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 11 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options. In granting any Non-Qualified Option, the Committee may specify that such Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

   13. Adjustments.  Upon the occurrence of any of the following events, an
       ------------
optionee's rights with respect to Options granted to him hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such Option:

       A. Stock Dividends and Stock Splits.  If the shares of Common Stock shall
          ---------------------------------
   be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

       B. Consolidations or Mergers.  If the Company is to be consolidated with
          --------------------------
   or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either
   (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition; or (ii) upon written notice to the optionees, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable) over the exercise price thereof.

       C. Recapitalization or Reorganization.  In the event of a
          -----------------------------------
   recapitalization or reorganization of the Company (other than a transaction described in subparagraph B above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he would have received if he had exercised his Option prior to such recapitalization or reorganization.

       D. Modification of ISOs.  Notwithstanding the foregoing, any adjustments
          ---------------------
   made pursuant to subparagraphs A, B or C with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments.

       E. Dissolution or Liquidation.  In the event of the proposed dissolution
          ---------------------------
   or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

       F. Issuances of Securities.  Except as expressly provided herein, no
          ------------------------
   issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

       G. Fractional Shares.  No fractional shares shall be issued under the
          ------------------
   Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

       H. Adjustments. Upon the happening of any of the events described in
          ------------
   subparagraphs A, B or C above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Stock Rights which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 13 and, subject to paragraph 2, its determination shall be conclusive.

   If any person or entity owning restricted Common Stock obtained by exercise of a Stock Right made hereunder receives shares or securities or cash in connection with a corporate transaction described in subparagraphs A, B or C above as a result of owning such restricted Common Stock, such shares or securities or cash shall be subject to all of the conditions and restrictions applicable to the restricted Common Stock with respect to which such shares or securities or cash were issued, unless otherwise determined by the Committee or the Successor Board.

   14. Means of Exercising Stock Rights. A Stock Right (or any part or
       ---------------------------------
installment thereof) shall be exercised by giving written notice to the Company at its principal office address. Such notice shall identify the Stock Right being exercised and specify the number of shares as to which such Stock Right is being exercised, accompanied by full payment of the purchase price therefor (a) in United States dollars in cash or by check, (b) at the discretion of the Committee, through delivery or withholding from the Stock Right exercise of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Stock Right, (c) at the discretion of the Committee, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, (d) at the discretion of the Committee and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Stock Right and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise, or (e) at the discretion of the Committee, by any combination of (a),
(b), (c) and (d) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c), (d) or (e) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of a Stock Right shall not have the rights of a shareholder with respect to the shares covered by his Stock Right until the date of issuance of a stock certificate to him for such shares. Except as expressly provided above in paragraph 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

   15. Term and Amendment of Plan. This Plan was adopted by the Board of
       ---------------------------
Directors and Stockholders of the Company on March 2, 1992. The Plan shall expire at the end of the day on March 2, 2002 (except as to Options outstanding on that date). The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions: (a) the total number of shares that may be issued under the Plan may not be increased materially (except by adjustment pursuant to paragraph
13); (b) the benefits accruing to participants under the Plan may not be materially increased; (c) the requirements as to eligiblity for participation in the Plan may not be materially modified; (d) the provisions of paragraph 3 regarding eligibility for grants of ISOs may not be modified; (e) the provisions of paragraph 6(B) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to paragraph
13); (f) the expiration date of the Plan may not be extended; and (g) the Board may not take any action which would cause the Plan to fail to comply with rule 16b-3. Except as otherwise provided in this paragraph 15, in no event may action of the Board or stockholders alter or impair the rights of a grantee, without his consent, under any Stock Right previously granted to him.

     16. Conversion of ISOs into Non-Qualified Options; Termination of ISOs.
         --------------------------------------------------------------------
The Committee, at the written request of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such ISOs. At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action. The Committee, with the consent of the optionee, may also terminate any portion of any ISO that has not been exercised at the time of such termination.

     17. Application Of Funds. The proceeds received by the Company from the
         ---------------------
sale of shares pursuant to Options granted and Purchases authorized under the Plan shall be used for general corporate purposes.

     18. Governmental Regulation. The Company's obligation to sell and deliver
         ------------------------
shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

     19. Withholding of Additional Income Taxes. Upon the exercise of a Non-
         ---------------------------------------
Qualified Option, the grant of an Award, the making of a Purchase of Common Stock for less than its fair market value, the making of a Disqualifying Disposition (as defined in paragraph 20) or the vesting of restricted Common Stock acquired on the exercise of a Stock Right hereunder, the Company, in accordance with Section 3402(a) of the Code, may require the optionee, Award recipient or purchaser to pay additional withholding taxes in respect of the amount that is considered compensation includible in such person's gross income. The Committee in its discretion may condition (i) the exercise of an Option,
(ii) the grant of an Award, (iii) the making of a Purchase of Common Stock for less than its fair market value, or (iv) the vesting of restricted Common Stock acquired by exercising a Stock Right, on the grantee's payment of such additional withholding taxes. Payment of such additional withholding taxes shall be in United States dollars in cash or by check and/or at the discretion of the Committee, through the delivery of previously held shares of common stock or withholding from the Stock Right exercise of shares of Common Stock having a fair market value equal as of the date of exercise to the amount of such withholding taxes.

     20. Notice to Company of Disqualifying Disposition. Each employee who
         -----------------------------------------------
receives an ISO must agree to notify the Company in writing immediately after the employee makes a Disqualifying Disposition of any Common Stock acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is any disposition (including any sale) of such Common Stock before the later of (a) two years after the date the employee was granted the ISO, or (b) one year after the date the employee acquired Common Stock by exercising the ISO. If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

     21. Governing Law; Construction. The validity and construction of the Plan
         ----------------------------
and the instruments evidencing Stock Rights shall be governed by the laws of the State of Delaware, or the laws of any jurisdiction in which the Company or its successors in interest may be organized. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.